Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) is made and entered into this first day of September 2004 (the “Effective Date”), by and among ADVANCED PROCESS TECHNOLOGIES, INC., a Massachusetts corporation (“Lessee”), INTEGRATED PHARMACEUTICALS, INC., an Idaho corporation ("the Assignee") and CHANTILAS PROPERTIES, LLC, an Ohio limited liability company (“Lessor”), who agree as follows:

1.  Recitals. (a) Pursuant to a Lease Agreement dated September, 2003, a copy of which is attached hereto as Exhibit “A” (the “Lease”), Lessee leases from Lessor, the land and building located at 310 Authority Drive, Fitchburg, Worcester County, Massachusetts (the “Property”). Assignee is a party to the Lease and has certain duties under the Lease, including the payment of rent. (b) Lessee intends to merge with Assignee pursuant to an Agreement and Plan of Merger which call for Assignee to be the surviving corporation. Assignee is qualified to do business in Massachusetts. Lessor has been informed that Assignee will take over the duties and responsibilities of Lessee under the Lease.

2.  Assignment and Assumption. Lessee hereby assigns, transfers and conveys unto Assignee all of Lessee’s obligations, duties, rights, title and interests as Lessee under the Lease. In consideration of the foregoing assignment by Lessee, Assignee hereby accepts such assignment and agrees to assume and perform all of Lessee’s obligations and duties under the Lease, from and after the Effective Date of this Assignment.

3.  Commencement Date. All parties acknowledge that the Commencement Date of the Lease is September 24, 2003. The parties also acknowledge and agree that the date of the Lease on the first page thereof shall be September 24, 2003.

4.  Lessee. All parties acknowledge and agree that Assignee is now the Lessee under the Lease and is solely responsible for all obligations under the Lease which were initially the responsibility of Lessee and Assignee.

5.  Consent to Mergers and Assignment. Lessor hereby consents to each of the merger described in Section 1. Lessor also consents to the assignment of the Lease by the Lessee to the Assignee as described in Section 2.

6.  Confirmation of Status of Lease. The parties hereby confirm and agree that no party is in default of any of its obligations under the Lease and the Lease is in full force and effect. The parties hereby ratify and confirm the Lease.

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Executed by the authorized representatives of the parties effective as of the day and year first above written.

LESSEE:	ASSIGNEE:

ADVANCED PROCESS	INTEGRATED PHARMACEUTICALS,
TECHNOLOGIES, INC., a	INC., an Idaho Corporation
Massachusetts corporation

By: s/s Chinmay Chatterjee	By: s/s Chinmay Chatterjee
Chinmay Chatterjee, President	Chinmay Chatterjee, CEO

LESSOR:

CHANTILAS PROPERTIES, LLC, an Ohio
limited liability company qualified as a foreign
limited liability company in the Commonwealth
of Massachusetts

By: s/s James Chantilas
James Chantilas, Authorized Member

EXHIBIT “A”

[Lease]